                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              REEDS JEWELERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 James R. Rouse
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              REEDS JEWELERS, INC.
                         2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of Reeds Jewelers, Inc. (the "Company") will be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Wednesday, July 7, 1999, at 10:00 a.m., local time, for the following purposes:

          1. To elect nine (9) Directors to serve until the 2000 Annual Meeting of Shareholders or until their successors are elected and qualified;

          2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending February 29, 2000;

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on May 3, 1999 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                   By Order of the Board of Directors,
                                   /S/ ROBERTA G. ZIMMER
                                   ROBERTA G. ZIMMER
                                   Secretary

Wilmington, North Carolina
April 9, 1999

     SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              REEDS JEWELERS, INC.
                         2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 7, 1999
                             ---------------------

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Reeds Jewelers, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Wednesday, July 7, 1999, at 10:00 a.m., local time, and at any adjournments thereof. In addition to solicitation by mail, proxies may be solicited by telephone or in person by officers, directors, and by other agents of the Company without compensation therefor, except for reimbursement of actual expenses. All costs of solicitation of proxies will be borne by the Company. The Company expects to mail this proxy statement and enclosed form of proxy to its shareholders on or about Tuesday, June 1, 1999.

     All shares represented by proxies received and not revoked will be voted in accordance with the instructions therein. A proxy may be revoked prior to the voting of the proxy by: (1) giving written notice to the Secretary of the Company at the Company's executive office at 2525 South Seventeenth Street, Wilmington, North Carolina 28401; (2) submitting a duly executed, later-dated proxy to the Secretary of the Company; or (3) submitting notice to the Company, prior to the exercise of the proxy, of the death or incapacity of the maker of the proxy. A proxy is suspended if the person executing the proxy votes in person at the meeting. Proxies duly executed and returned by shareholders which specify no choice will be voted FOR election of the nominees for director as proposed by the Board of Directors, and FOR ratification of the appointment of Ernst & Young LLP as independent auditors. Although the Board of Directors is not aware of any other matters to be presented at the meeting, if other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     The Board has fixed the close of business on May 3, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. As of the record date, there were outstanding 8,476,372 shares of Common Stock, which number represents all of the voting securities of the Company. Each holder of Common Stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, with respect to each matter to be considered at the meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The proposals to approve the appointment of independent auditors is approved if the votes in favor of the proposal exceed the votes opposed to the proposal. Shares which are withheld as to voting with respect to one or more of the nominees for Director and abstentions will be counted in determining the existence of a quorum, but shares held by a broker, as a nominee, that are not voted on any matter will not be counted for such purposes. Abstentions, shares which are withheld as to voting with respect to nominees for Director and shares held of record by a broker, as a nominee, that are not voted with respect to any of the proposals will not be counted as a vote in favor of or against such proposal, and, therefore, will have no effect on the proposal to elect the Directors and the proposals to ratify the appointment of independent auditors.

     Other than certain directors and officers of the Company, the Company is aware of no person who beneficially owns more than five percent of the Company's outstanding Common Stock. See "Election of Directors" below.

                             ELECTION OF DIRECTORS

     Nine Directors are to be elected at the meeting and shall hold office until the next Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified. All nominees have indicated that they are willing and able to serve as Directors if elected. However, if any nominee for Director shall withdraw his candidacy or otherwise be unable to serve, it is intended that votes will be cast, pursuant to the discretionary power granted in the enclosed form of proxy, for such substitute nominee or nominees as may be nominated by the Board of Directors. Each director will be elected by a plurality vote of the votes cast, in person or by proxy, at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW:

                                                                   COMMON STOCK OF THE COMPANY
                                                                BENEFICIALLY OWNED ON MAY 3, 1999
                                                               -----------------------------------
                                                 YEAR FIRST                            PERCENT OF
NAME, AGE, PRINCIPAL OCCUPATION,                   BECAME      NUMBER OF              COMMON STOCK
AND BUSINESS EXPERIENCE                          DIRECTOR(1)   SHARES(2)              OUTSTANDING
--------------------------------                 -----------   ---------              ------------
ALAN M. ZIMMER.................................     1981       1,937,960(4)(5)(9)(10)    22.86%
  age 40; President and Chief Executive Officer
  for more than the past five years(3)
WILLIAM R. ZIMMER..............................     1946          23,352                  0.28%
  age 80; Chairman of the Board for more than
  the past five years(3)
FENTON N. HORD.................................     1997           2,000(4)               0.02%
  age 52; President & CEO of Carolina Holdings,
  Inc. for more than the past five years;
  Director of Wachovia Bank of North Carolina,
  N.A. (Central Region)
ROBERTA G. ZIMMER..............................     1952           8,724                  0.10%
  age 74; Secretary for more than the past five
  years(3)
G. WADDY GARRETT...............................     1994          10,000(4)               0.12%
  age 58; Chairman and Chief Executive Officer
  of Alliance Agronomics, Inc. for more than
  the past five years; Director of Ag-Chem
  Equipment Co., Inc. and Cadmus
  Communications, Inc.
ARLENE Z. SCHREIBER............................     1986       1,751,955(4)(6)(9)(10)    20.67%
  age 48; Member of Zimmer Development Company
  LLC and affiliates; previously, Vice
  President and Secretary, Schreiber's Inc., a
  ladies specialty store for more than the past
  five years(3)
RICHARD F. SHERMAN.............................     1991           8,470(4)               0.10%
  age 55; Private Investor for more than the
  past five years; Chairman of P.J. America,
  Inc., Director of Taco Cabana, Inc., and Papa
  John's International, Inc.
HERBERT J. ZIMMER..............................     1986       1,837,621(4)(7)(9)(10)    21.68%
  age 53; Partner in the law firm of Zimmer and
  Zimmer LLP, which serves as general counsel
  to the Company, for more than the past five
  years(3)

                                                                   COMMON STOCK OF THE COMPANY
                                                                BENEFICIALLY OWNED ON MAY 3, 1999
                                                               -----------------------------------
                                                 YEAR FIRST                            PERCENT OF
NAME, AGE, PRINCIPAL OCCUPATION,                   BECAME      NUMBER OF              COMMON STOCK
AND BUSINESS EXPERIENCE                          DIRECTOR(1)   SHARES(2)              OUTSTANDING
--------------------------------                 -----------   ---------              ------------
JEFFREY L. ZIMMER..............................     1986       1,783,317(4)(8)(9)(10)    21.04%
  age 42; Partner in the law firm of Zimmer and
  Zimmer LLP, which serves as general counsel
  to the Company, for more than the past five
  years(3)
All directors and executive officers as a
  group........................................                7,379,447(4)              87.06%
  (fourteen persons)

---------------

 (1) Year first became director of the Company or its predecessors.
 (2) Unless otherwise indicated, each person has sole voting and investment power over the shares beneficially owned by such person.
 (3) William R. Zimmer and Roberta G. Zimmer are the father and mother of Alan
     M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber.
 (4) Does not include shares which may be acquired by the exercise of options within 60 days of May 3, 1999 by the following persons pursuant to the Company's various stock option plans (G. Waddy Garrett, 11,840 shares; Fenton N. Hord, 5,000 shares, Richard F. Sherman, 9,420 shares; Alan M. Zimmer, 78,600 shares, Herbert J. Zimmer, 5,000 shares, Jeffrey L. Zimmer, 5,000 shares, Arlene Z. Schreiber, 5,000 shares) and all directors and executive officers as a group, 375,396 shares.
 (5) Rose W. Zimmer, wife of Alan M. Zimmer, is the voting trustee of 154,676 shares held in trust for their minor children; she also owns 3,900 shares in her name. Such shares are included in the beneficial ownership of Alan
     M. Zimmer.
 (6) Ronald L. Schreiber, husband of Arlene Z. Schreiber, is the voting trustee of 86,772 shares held in trust for their minor child, Mark Harrison Schreiber; he also owns 3,900 shares in his name. Their sons, Andrew Michael Schreiber and Mark Harrison Schreiber, own 99,322 and 12,550 shares, respectively. Such shares are included in the beneficial ownership of Arlene Z. Schreiber.
 (7) Ronna T. Zimmer, wife of Herbert J. Zimmer, is the voting trustee of 190,534 shares held in trust for their minor children; she also owns 3,900 shares in her name. Their son, Bradley Trent Zimmer, owns 17,790 shares. Such shares are included in the beneficial ownership of Herbert J. Zimmer.
 (8) Jeffrey L. Zimmer, is the voting trustee of 160,858 shares held in trust for his minor children. Such shares are included in the beneficial ownership of Jeffrey L. Zimmer.
 (9) A partnership comprised of Alan M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber owns 93,854 shares of Company stock. Beneficial ownership for each of the above persons includes 23,463 1/2 shares over which each such person has the power to vote or dispose of such shares.
(10) The address of each person who beneficially owns more than 5% of the Company's Common Stock is 2525 South Seventeenth Street, Wilmington, North Carolina 28401

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS AND COMPENSATION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee.

     The Audit Committee, which is composed of outside Directors G. Waddy Garrett (chairman), Richard F. Sherman, and Fenton N. Hord, recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls, and the professional services furnished by the independent auditors to the Company. The Audit Committee met two times in the fiscal year ended February 28, 1999.

     The Compensation Committee, which is composed of outside Directors, Richard
F. Sherman (chairman), G. Waddy Garrett, and Fenton N. Hord, reviews and approves all salary arrangements and other remuneration for officers of the Company. It also is responsible for review of certain benefit plans and for administration of the stock option plans. The Compensation Committee met two times in the fiscal year ended February 28, 1999.

     In the fiscal year ended February 28, 1999, the Board of Directors held four meetings and Committees of the Board of Directors held a total of four meetings. All Directors attended 100% of the total number of meetings of the Board of Directors and the Committees on which he or she served during the fiscal year ended February 28, 1999.

     Officers of the Company who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Non-management Directors received an annual retainer fee of $5,000, $1,250 for each Board meeting attended, $500 for each Committee meeting attended, and options for 1,000 shares of stock for their services during the fiscal year ended February 28,1999.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables and narrative text set forth the compensation paid in fiscal year ended February 28, 1999 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                   ANNUAL COMPENSATION        COMPENSATION
                                               ----------------------------   -------------
                                                                               SECURITIES     ALL OTHER
                                                                               UNDERLYING      COMPEN-
NAME AND PRINCIPAL POSITION                    YEAR    SALARY     BONUS(1)    OPTIONS(#)(2)   SATION(3)
---------------------------                    ----   --------   ----------   -------------   ---------
Alan M. Zimmer...............................  1999   $264,880   $  157,000           0        $12,550
  President & Chief Executive Officer          1998    254,808            0       4,000         16,892
                                               1997    240,866       39,279           0         18,511
William R. Zimmer............................  1999    149,925       45,000           0          4,692
  Chairman of the Board                        1998    147,773       30,000           0          5,206
                                               1997    147,773       35,000           0          6,815
James R. Rouse...............................  1999    174,018       50,260           0         30,430
  Treasurer & Chief                            1998    168,923            0       4,000         35,479
  Financial Officer                            1997    166,673       10,418           0         27,915
Orville R. Westmoreland......................  1999    162,672       63,343           0         12,449
  Vice President of Financial Services         1998    156,171            0       4,000         17,939
                                               1997    148,414       21,899           0         17,107
Allan E. Metzner.............................  1999    151,551       57,725           0         12,730
  Vice President of Administration             1998    145,529            0       4,000         17,520
  & Corporate Controller                       1997    134,385       19,351           0         14,801

---------------

(1) Under the Company's Annual Bonus Plan, cash awards are made to participants based primarily upon the increase in corporate profitability for the current year over the average of the prior three years. All levels of management in the corporate office are covered under this plan. The plan also awards cash bonuses to store managers and district supervisors based on the profitability of their individual stores and districts. Awards are paid to participants annually, normally during the year following the Annual Bonus Plan year. In each of the three years a portion of each executives salary has been paid in the form of a guaranteed bonus as follows: Alan M. Zimmer, $55,000; William R. Zimmer, $75,000; James R. Rouse, $25,000; and all other executives, $12,500 each. Beginning March 1, 1999, the annual bonus plan has been changed and the above amounts are included in the bi-weekly pay for each executive. Accordingly the amounts are included above as salary.
(2) Adjusted for 100% stock dividend issued on February 20, 1998.

(3) During each of the fiscal years ended February 28, 1999, 1998 and 1997, respectively, the Company paid premiums for insurance to fund the supplemental executive retirement plan for each named executive as follows:
    Alan M. Zimmer, $6,428, $6,428,and $10,573; William R. Zimmer, $0, $0, and
    $0; James R. Rouse, $25,337, $25,337, and $22,446; Orville R. Westmoreland, $7,500, $7,500, and $11,749; and Allan E. Metzner, $7,905, $7,905, and
    $9,978. The Company also made contributions to the profit-sharing and 401(k) savings plan accounts of each named executive as follows: for the fiscal year ended February 28, 1999 for Alan M. Zimmer, $6,122, William R. Zimmer, $4,692, James R. Rouse, $5,093, Orville R. Westmoreland, $4,949, Allan E. Metzner, $4,825; for the fiscal year ended February 28, 1998 for Alan M. Zimmer, $5,890, William R. Zimmer, $4,666, James R. Rouse, $5,567, Orville
    R. Westmoreland, $5,550, and Allan E. Metzner, $5,041; and for the fiscal year ended February 28, 1997 for Alan M. Zimmer, $5,474, William R. Zimmer, $4,351, James R. Rouse, $5,469, Orville R. Westmoreland, $5,358, and Allan
    E. Metzner, $4,823.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                               ------------------------------------------------   POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                                                                  RATES OF STOCK PRICE APPRECIATION FOR OPTION
                                            % OF TOTAL                                         TERM (10 YEARS)(1)
                                             OPTIONS                              ---------------------------------------------
                               NUMBER OF    GRANTED TO   EXERCISE                          5%                      10%
                               SECURITIES   EMPLOYEES     OR BASE                 ---------------------   ---------------------
                               UNDERLYING   IN FISCAL      PRICE     EXPIRATION   PRICE PER   AGGREGATE   PRICE PER   AGGREGATE
NAME                           OPTIONS(2)      YEAR      ($/SHARE)      DATE        SHARE       VALUE       SHARE       VALUE
----                           ----------   ----------   ---------   ----------   ---------   ---------   ---------   ---------
Alan M. Zimmer(3)............    2,000         16.7%      $4.125     5/31/2003      $4.79      $1,330       $6.04      $ 3,830
James R. Rouse...............    2,000         16.7%       3.750     5/31/2008       6.11       4,720        9.73       11,960
O. R. Westmoreland...........    2,000         16.7%       3.750     5/31/2008       6.11       4,720        9.73       11,960
Allan E. Metzner.............    2,000         16.7%       3.750     5/31/2008       6.11       4,720        9.73       11,960

---------------

(1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates over an option period of ten years (except as otherwise noted) and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. Options have value to the listed executives and to all option recipients only if the stock price advances beyond the grant date price shown in the table during the effective option period.
(2) These awards were made pursuant to the 1994 Stock Option Plan. Under this plan, the option price must not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. The fair market value of a share of the Company's Common Stock is the closing price as reported on the date of grant.
(3) Options for Alan M. Zimmer expire after five years. The calculations for potential realizable value for the options of Alan M. Zimmer are therefore for a period of only five years, rather than ten years.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 SECURITIES UNDERLYING
                                                                 UNEXERCISED OPTIONS AT     VALUE OF UNEXERCISED
                                       SHARES                      FEBRUARY 28, 1999        IN-THE-MONEY OPTIONS
                                     ACQUIRED ON      VALUE           EXERCISABLE              EXERCISABLE AT
NAME                                 EXERCISE(#)   REALIZED($)      UNEXERCISABLE(#)      FEBRUARY 28, 1999 ($)(1)
----                                 -----------   -----------   ----------------------   ------------------------
Alan M. Zimmer.....................    12,100        $14,036         64,080/14,520                     0
James R. Rouse.....................     6,050         13,313         60,450/12,100                 4,038
Orville R. Westmoreland............     6,050         13,313         60,450/12,100                 4,038
Allen E. Metzner...................         0              0         37,410/10,050                   811

---------------

(1) Based on $ 3.25 per share at February 28, 1999.

                               PERFORMANCE GRAPH

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                             REEDS JEWELERS, INC.,
                            S & P SMALL-CAP 600, AND
                            THE COMPANY'S PEER GROUP

               MEASUREMENT PERIOD                       REED           S&P SMALL-
             (FISCAL YEAR COVERED)                 JEWELERS, INC.       CAP 600          PEER GROUP
1994                                                           100               100               100
1995                                                            96                96               118
1996                                                            76               126               136
1997                                                            63               146               142
1998                                                            83               198               204
1999                                                            66               171               211

     The above graph assumes $100 invested on February 28, 1994 in the Company's Common Stock, the S & P Small-Cap 600, and the Company's Peer Group (Peer Group Index, consisting of the following publicly-traded retail jewelry chains:
Friedman's, Inc. (FRDM), Samuels Jewelers (SMJW), Signet Group PLC (SIGYY), Whitehall Jewellers, Inc. (WHJI), and Zale Corporation (ZLC)). The S & P Index and the Peer Group Index are calculated based on indexes prepared for Reeds Jewelers, Inc. by Zacks Investment Research, Inc.

RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its corporate headquarters, consisting of 17,831 square feet of office space and 155 parking spaces, from a partnership comprised of Alan M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber. Alan M. Zimmer is President and Chief Executive Officer of the Company and Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber are all Directors. On September 1, 1999 the Company will be increasing its office space to a total square feet of 20,731. Monthly rental payments under the leases are $23,448, increasing to $26,484 on September 1, 1999, and rising to $26,927 on January 1, 2003. The Company also pays the related insurance, property taxes, maintenance fees, and utilities for this location. The leases for these facilities expire December 31, 2006. Based on rentals charged for comparable properties in Wilmington, the Company believes the terms of the leases are no less favorable to the Company than those that could be obtained from unaffiliated parties.

     Herbert J. Zimmer and Jeffrey L. Zimmer are partners in the law firm of Zimmer and Zimmer, which serves as general counsel to the Company. During the fiscal year ended February 28, 1999, Zimmer and Zimmer received from the Company legal fees and reimbursement of costs advanced in the amount of $184,000. Zimmer and Zimmer has advised the Board of Directors that legal fees paid to Zimmer and Zimmer are based on the firm's customary fees for similar services.

     Between June 30, 1989 and February 6, 1990, the Company borrowed a total of $1,370,000 from three of its principal shareholders, of which $470,000 was repaid as of May 28, 1991, $21,000 was repaid in June 1996, and $34,000 was repaid in July 1998. The amounts borrowed accumulate interest at the prime rate as quoted monthly in the Wall Street Journal. The amounts remaining outstanding under the notes are $560,000 to Alan M. Zimmer, $185,000 to Arlene Z. Schreiber, and $100,000 to Ronna T. Zimmer (the wife of Herbert J. Zimmer). These amounts are evidenced by various subordinated notes and are due and payable upon full payment of all senior obligations or with approval of all senior lenders.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS OF REEDS JEWELERS, INC.
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed of outside Directors, Richard
F. Sherman (chairman), G. Waddy Garrett, and Fenton N. Hord reviews and approves all salary arrangements and other remuneration for officers of the Company. It also is responsible for review of certain benefit plans and for administration of the stock option plans. The Compensation Committee met two times in the fiscal year ended February 28, 1999.

     The primary responsibility of the Company's management is to maximize shareholder value over time. To accomplish this objective, the Company's business strategy and operating plans are derived from its goal to increase the net earnings of the Company at a compound annual growth rate of 20% over any five-year period. The overall goal of the Compensation Committee is to pay executive officers in a manner that is consistent with and linked to this strategic objective.

     The Committee believes that the compensation package of executive officers must be structured to enable the Company to attract, retain, and encourage the continued development of its executive officers. Accordingly, the Company's executive officers are compensated as follows:

          Base Compensation: An executive of the Company is compensated for the required general management and specific technical skills demanded by his position. The value of such skills are determined by evaluation of the executive's demonstrated knowledge, experience, productivity, and effectiveness, as well as the value placed upon such qualities as reflected by compensation for similar positions within the retail jewelry industry. Such guaranteed compensation for each executive is in the form of a base salary and certain benefits designed to relieve financial concerns of the executive regarding illness, disability, retirement, or death. The base salary of each executive is reviewed annually in light of the aforementioned criteria and typically is increased, as appropriate for each executive, within the general guidelines for all salary increases within the Company. Alan M. Zimmer received a 4% increase in base salary during the fiscal year ended February 28, 1999 because of the sales and earnings performance of the Company during the fiscal year ended February 28, 1998 and has been granted a 3% increase in base salary for the current fiscal year.

          Pay for Performance: An executive of the Company is challenged to perform and manage so that the Company's net income goal is achieved or exceeded. Accordingly, for the year ended February 28, 1999, the President and Chief Executive Officer was eligible to earn up to 100% of annualized base salary and all other executives were each eligible to earn up to 50% of annualized base salary in the form of an annual cash bonus. Each executive earned the maximum bonus when corporate earnings before taxes for the current year were at least 20% higher than the average corporate earnings before taxes for the three previous years; if such increase in earnings were less than 20%, each executive earned a proportionate share of the potential maximum bonus. Alan M. Zimmer earned 100% of annualized base salary for the year ended February 28, 1999 since corporate earnings before taxes for that year were 27.2% higher than the average corporate earnings before taxes for the three previous years.

          Effective March 1, 1999, the annual bonus plan has been changed. Upon achievement of the budget for corporate net income, an amount equal to 60% of base salary is placed in a bonus pool for the President and Chief Executive Officer. An amount equal to 30% of base salary for each other executive is placed in bonus pools for each of them. In addition, for each 1% that net income exceeds budget, an amount equal to 1% of the excess would be added to the executives' bonus pools in the ratio of 25% for the President and Chief Executive Officer and 15% for each of the other executives. The pools are capped at 50% of all excess over the budget. If the net income budget is not achieved, the executives receive no bonus. If the net income budget is achieved, then each executive earns 40% of his or her bonus pool. Another 20% is earned if asset turnover increases. An additional 30% is earned if gross profit and gross margin targets are met. The final 10% is earned if the target for comparable store sales is achieved.

          Equity Participation: An executive of the Company makes numerous tactical decisions about the short-term operations of the Company, and also provides consistent input and influence regarding longer-term strategic issues. In addition, because the Company believes that its shareholders are attracted primarily by consistent and increasing profitability, the executive's daily application and interpretation of the Company's policies and procedures must be couched within a longer-term perspective. Stock ownership aligns the interests of executives with those of shareholders. Accordingly, the final component of executive compensation provides for the periodic granting of stock options as a longer-term incentive designed to reward executives for managing the Company over a period of several years in a manner that is more likely to increase shareholder value through higher market valuations of the Company's share price as the result of consistent and sustainable increases in profitability. Factors considered regarding the timing and number of stock options granted include the executive's scope of responsibility and time in the position, as well as corporate performance. Alan M. Zimmer received options for 2,000 shares of stock during the fiscal year ended February 28, 1999.

     Summary. The Committee believes that the executive compensation policies and programs described in this report serve the interests of the shareholders and the Company. Compensation of executive officers is intended to be linked to, and commensurate with, Company performance and with shareholder expectations. The Committee believes that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, shareholder expectations.

                                          Richard F. Sherman, Chairman
                                          G. Waddy Garrett
                                          Fenton N. Hord

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP, Certified Public Accountants, has been recommended by the Board of Directors to serve as independent auditors of the Company for the fiscal year ending February 29, 2000. Ernst & Young LLP is the present independent auditor of the Company and has served in this capacity for the past eight years. The Company knows of no direct or material indirect financial or other interest of Ernst & Young LLP in the Company.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 29, 2000.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders for the 2000 Annual Meeting of Shareholders of the Company must be received at the Company's corporate office, P.O. Box 2229, 2525 South Seventeenth Street, Wilmington NC 28401, Attention: Corporate Secretary, no later than February 29, 2000.

                                 ANNUAL REPORT

     The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the year ended February 28, 1999 are included in this mailing to all shareholders.

                                          By Order of the Board of Directors,
                                          /s/ROBERTA G. ZIMMER
                                          ROBERTA G. ZIMMER
                                          Secretary

Wilmington, North Carolina
April 9, 1999

PROXY                         REEDS JEWELERS, INC.
                         2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned hereby appoints Alan M. Zimmer and Roberta G. Zimmer, or either of them, as agents, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Reeds Jewelers, Inc. (the "Company") held of record by the undersigned on May 3, 1999 at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Wednesday, July 7, 1999, at 10:00 a.m., local time, and at any adjournments thereof.

1.  ELECTION OF DIRECTORS

    [ ]  FOR all nominees listed below                          [ ]  WITHHOLD AUTHORITY to vote for
         (except as marked to the contrary below)                    all nominees listed below

   G. Waddy Garrett; Fenton N. Hord; Arlene Z. Schreiber; Richard F. Sherman; Alan M. Zimmer; Herbert J. Zimmer; Jeffrey L. Zimmer; Roberta G. Zimmer;
                               William R. Zimmer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING FEBRUARY 29, 2000

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    In their discretion, the proxy agents are authorized to vote upon such other business as may properly come before the meeting.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all the nominees for Director and for Proposals 2 and 3.

                                                  Dated:                  , 1999
                                                        ------------------

                                                  ------------------------------

                                                  Signature

                                                  ------------------------------

                                                  Signature if held jointly

                                                  Please sign exactly as name
                                                  appears below. When shares are
                                                  held as joint tenants, both
                                                  should sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by the
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by an authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.